UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 18, 2021

GLOBAL PARTNER ACQUISITION CORP II

(Exact name of registrant as specified in its charter)

Cayman Islands	001-39875	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

7 Rye Ridge Plaza, Suite 850

Rye Brook, NY 100573

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (917) 793-1965

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share, $0.0001 par value, and one-sixth of one redeemable warrant	GPACU	The Nasdaq Stock Market LLC
Class A ordinary shares included as part of the units	GPAC	The Nasdaq Stock Market LLC
Redeemable warrants included as part of the units	GPACW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02 Non-Reliance on Previously Issued Financial Statements.

On November 12, 2021, Global Partner Acquisition Corp II (the “Company”) publicly issued its Quarterly Report on Form 10-Q as of and for the periods ended September 30, 2021 (the “Q3 10-Q”). In the course of preparing the Q3 10-Q, the Company determined, in consultation with its accounting consultants (the “advisors”) and independent registered public accounting firm, that a change was required to be made in the manner in which the Company had previously valued the redeemable Class A ordinary shares issued in connection with the Company’s initial public offering (“IPO”). The Company had previously presented the aggregate value of such Class A ordinary shares as equal to their aggregate redemption value, after taking into account the prohibition, under the Company’s Amended and Restated Memorandum and Articles of Association, against the Company repurchasing or redeeming Class A ordinary shares or entering into a business combination if such transaction would cause the Company’s net tangible assets to fall below $5,000,001. However, in the course of preparing the Q3 10-Q, the Company determined, in consultation with its advisors and independent registered public accounting firm, that, because each Class A ordinary share was, by its terms, redeemable, the aggregate value of the Class A ordinary shares should be equal to their aggregate redemption value without taking into account the foregoing prohibition. The Company adopted this change in the Q3 10-Q by reclassifying the requisite amount of Class A ordinary shares from permanent to temporary equity, with the offset recorded to additional paid-in capital (to the extent available), accumulated deficit and ordinary shares. The Company presented the reclassification as a revision that did not require the restatement of previously issued financial statements, and presented the effect of the revision on the Company’s previously issued financial statements in Note 7 to the unaudited condensed financial statements included in the Q3 10-Q.

After issuing the Q3 10-Q, in November 2021, the Company became aware of guidance that such revisions, because of their quantitative materiality, should be considered restatements rather than revisions. The Company thereafter determined that the original classification constituted an error in the Company’s financial statements issued between the completion of the IPO and the issuance of the Q3 10-Q. On November 22, 2021, the Audit Committee of the Board of Directors of the Company concluded, after consultation with the Company’s management and advisors, that, as a result of the foregoing, the following previously issued financial statements should no longer be relied upon: (i) the audited balance sheet as of January 14, 2021 included in the Company’s Current Report on Form 8-K filed as of January 21, 2021; (ii) the unaudited condensed financial statements as of and for the period ended March 31, 2021 included in the Company’s Quarterly Report on Form 10-Q filed May 20, 2021; and (iii) the unaudited condensed financial statements as of and for the periods ended June 30, 2021 included in the Company’s Quarterly Report on Form 10-Q filed August 11, 2021. The Company plans to restate the foregoing financial statements in order to reflect the reclassification and to include such restatements in an amendment to the Q3 10-Q, which it will publicly file as soon as reasonably practical.

In addition, the Company’s management has concluded that, during the periods referred to above, to the extent that the Company’s internal control over financial reporting did not result in the classification of the entire aggregate value of the Class A ordinary shares as temporary equity, the Company’s disclosure controls and procedures were not effective, which represents a material weakness.

The Company does not expect the changes described above to have any impact on its cash position or on the balance held in its trust account.

The Company has discussed the matters disclosed in this Current Report on Form 8-K with its independent registered public accounting firm.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL PARTNER ACQUISITION CORP II

Dated: November 22, 2021	By:	/s/ Paul J. Zepf
		Name:	Paul J. Zepf
		Title:	Chief Executive Officer

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